EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION

          St. Mary Land & Exploration Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of
Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          1. That at a meeting of the Board of Directors of the Corporation a resolution was duly adopted setting forth a proposed amendment to the
Certificate of Incorporation of the Corporation, as restated and amended, declaring such amendment to be advisable and calling for a vote of the stockholders of the Corporation on such amendment at the annual meeting of the stockholders of the Corporation on May 23, 2001. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that Article Fourth of the Certificate of Incorporation of the Corporation, as restated and amended, shall be amended to read as follows:

               FOURTH: The total number of shares of capital stock which the
               Corporation shall have authority to issue is 100,000,000 shares, of $.01 par value each.

          2. That thereafter the annual meeting of the stockholders of the
Corporation was duly held on May 23, 2001, upon notice in accordance with
Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by law were voted in favor of such amendment.

          3. That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware.

          IN WITNESS WHEREOF, St. Mary Land & Exploration Company has caused this certificate to be signed by Mark A. Hellerstein, its President, this 23rd day of May, 2001.

                                        ST. MARY LAND & EXPLORATION COMPANY,
                                        a Delaware corporation

                                        By: /S/ MARK A. HELLERSTEIN
                                            -----------------------
                                            Mark A. Hellerstein, President